STRATEGIC PARTNERS OPPORTUNITY FUNDS
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


			October 26, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Strategic Partners Opportunity Funds (the Funds)
		File No. 811-09805


Ladies and Gentlemen:

		Please find enclosed the Semi-Annual
Report on Form N-SAR for the Funds for the period ended August 31, 2005. This Form was filed using the EDGAR system.

								Very truly yours,



/s/Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary

Enclosures


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of October 2005.


STRATEGIC PARTNERS OPPORTUNITY FUNDS



Witness: /s/Paul R. Hymas       	By: /s/
Jonathan D. Shain
                   Paul R. Hymas
Jonathan D. Shain
			Assistant Secretary

L:\MFApps\CLUSTER 4\N-SARs\Opportunity Funds\2005\
Copy of Cover-Sig 10-26-05.doc